EXHIBIT 10.4

Schedule Prepared in accordance with Instruction 2 to Item 601 of Regulation S-K

The Warrants dated February 20, 2007 are substantially identical in all material respects except as to the holder and the number of shares for which the warrant is exercisable.

Holder	Number of shares

Gemini Master Fund, Ltd.	150,000
Grey K Offshore Fund, Ltd.	114,240
Grey K Fund, LP	49,560
Grey K Offshore Leveraged Fund, Ltd.	46,200

THIS WARRANT (THIS “WARRANT”) AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF (I) MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN LOAN OR OTHER FINANCING SECURED BY SUCH SECURITIES OR (II) MAY BE TRANSFERRED OR ASSIGNED TO AN AFFILIATE OF THE HOLDER HEREOF WITHOUT THE NECESSITY OF AN OPINION OF COUNSEL OR THE CONSENT OF THE ISSUER HEREOF.

WARRANT

TO PURCHASE COMMON STOCK

OF

ZAP

Issue Date: February 20, 2007Warrant No. 1A

THIS CERTIFIES that GEMINI MASTER FUND, LTD. or any permitted subsequent holder hereof (the “Holder”), has the right to purchase from ZAP, a California corporation (the “Company”), up to 150,000 fully paid and nonassessable shares of the Company’s common stock, no par value (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the date on which this Warrant is issued (the “Issue Date”) and ending at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the Issue Date or, if such day is not a Business Day, on the next succeeding Business Day (the “Expiration Date”). This Warrant is issued pursuant to a Securities Purchase Agreement, dated as of December 5, 2006, as amended by the Purchase and Amendment Agreement dated as of February 20, 2007 (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

1.     EXERCISE.

(a)    Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending at 5 p.m., New York City time, on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”). The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be $1.32, subject to adjustment for the events specified in Section 6 of this Warrant.

(b)    Exercise Notice. In order to exercise this Warrant, the Holder shall (i) send by facsimile transmission (followed by a telephonic or email confirmation that such facsimile was sent), at any time prior to 5:00 p.m., New York City time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”) and (ii) in the case of a Cash Exercise (as defined below), deliver the Exercise Price to the Company by wire transfer of immediately available funds. The Holder shall promptly thereafter deliver the original Warrant to the Company for cancellation (and replacement with a new Warrant if exercised in part) pursuant to Section 1(d) of this Warrant. Subject to Section 8(d), the Exercise Notice shall also state the name or names in which the Warrant Shares issuable on such exercise shall be issued if other than the Holder. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, the Company and the Holder shall provide each other with their respective calculations, and the Company shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company’s independent accountants) within two (2) Business Days following the later of the date on which the Holder delivers its calculations to the Company and the date on which the Exercise Notice is delivered to the Company. The Company shall use its best efforts to cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c)    Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

(d)    Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

2.     DELIVERY OF WARRANT SHARES UPON EXERCISE.

Upon receipt of an Exercise Notice pursuant to Section 1 of this Warrant, the Company shall, (A) in the case of a Cash Exercise (as defined below) no later than the close of business on the later to occur of (i) the sixth (6th) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) the date on which the Company has received payment of the Exercise Price, (B) in the case of a Cashless Exercise (as defined below), no later than the close of business on the sixth (6th) Business Day following the Exercise Date set forth in such Exercise Notice, and (C) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the sixth (6th) Business Day following the determination made pursuant to Section 1(b) of this Warrant (each of the dates specified in the foregoing clauses (A), (B) or (C) being referred to as a “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder, as long as the Company’s designated transfer agent or co-transfer agent in the United States for the Common Stock (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. If any exercise would create a fractional Warrant Share, such fractional Warrant Share shall be disregarded and the number of Warrant Shares issuable upon such exercise, in the aggregate, shall be the nearest whole number of Warrant Shares. Warrant Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement.

3.     FAILURE TO DELIVER WARRANT SHARES.

(a)    In the event that the Company fails for any reason (other than as a result of the Holder’s failure, in the case of a Cash Exercise (as defined below), to pay the aggregate Exercise Price for the Warrant Shares being purchased) to deliver to the Holder the number of Warrant Shares specified in the applicable Exercise Notice (without any restrictive legend to the extent permitted by applicable law and the terms of the Securities Purchase Agreement) on or before the Delivery Date therefor, or fails to remove any restrictive legend from outstanding Warrant Shares at the request of the Holder in accordance with Section 2.5 of the Securities Purchase Agreement on or before the tenth (10th) Business Day following such request (an “Exercise Default”), the Holder shall have the right to receive from the Company an amount equal to (i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default multiplied by (iii) the lower of twelve percent (12%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any Governmental Agency (the “Default Interest Rate”), where “N” equals the number of days elapsed between the original Delivery Date of such Warrant Shares (or from such tenth Business Day in the event of a failure to remove a legend from outstanding Warrant Shares) and the date on which such Exercise Default has been cured. In the event that shares of Common Stock are purchased by or on behalf of the Holder in order to make delivery on a sale effected in anticipation of receiving Warrant Shares upon an exercise, and there is an Exercise Default with respect to such exercise, the Holder shall have the right to receive from the Company, in addition to the foregoing amounts, (i) the aggregate amount paid by or on behalf of the Holder for such shares of Common Stock minus (ii) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise. Amounts payable under this Section 3(a) shall be paid to the Holder in immediately available funds on or before the second (2nd) Business Day following written notice from the Holder to the Company specifying the amount owed to it by the Company pursuant to this Section 3(a) and, if an Exercise Default continues to exist thereafter, at the end of each period of thirty (30) days following such second Business Day.

(b)    In addition to its rights under Section 3(a) of this Warrant, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

4.     EXERCISE LIMITATION.

In no event shall the Holder be permitted to exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which may be deemed beneficially owned except for being subject to a limitation on exercise or exercise analogous to the limitation contained in this Section 4, would exceed 4.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to exercise this Warrant at such time as such exercise will not violate the provisions of this Section 4. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 4 applies (and without limiting any rights the Company may otherwise have), the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof, the Company may rely on the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof, and the Company shall have no obligation whatsoever to verify or confirm the accuracy of such representation. The Company shall have no liability to any person if the Holder’s determination of whether this Warrant is exercisable pursuant to the terms hereof is incorrect. The holders of Common Stock are to be deemed third-party beneficiaries of the limitation imposed hereby and, accordingly, this Section 4 may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding; provided, however, that the Holder shall have the right, upon sixty (60) days’ prior written notice to the Company, to waive the provisions of this Section 4, without obtaining such consent.

5.     PAYMENT OF THE EXERCISE PRICE; CASHLESS EXERCISE.

The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

(a)    through a cash exercise (a “Cash Exercise”) by delivering immediately available funds, or

(b)    through a cashless exercise (a “Cashless Exercise”) if an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise Notice is delivered to the Company, or if the Company otherwise consents in writing. The Holder shall effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder a number of Warrant Shares determined as follows:

X = Y x (A-B)/A

where:	X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the Market Price as of the Exercise Date; and

B = the Exercise Price.

It is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed, subject to applicable law, to have been commenced, on the Issue Date.

6.     ANTI-DILUTION ADJUSTMENTS; DISTRIBUTIONS; OTHER EVENTS.

The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6.

(a)    Stock Splits, Stock Interests, Etc. If, at any time on or after the Issue Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification or other similar event, the Exercise Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Exercise Price shall be proportionately increased. In such event, the Company shall notify the Company’s transfer agent of such change on or before the effective date thereof.

(b)    Major Transactions. If, at any time after the Issue Date, any Major Transaction shall occur, then the Holder shall thereafter have the right to receive upon exercise, in lieu of the shares of Common Stock otherwise issuable upon exercise of this Warrant, such shares of stock, securities and/or other property as would have been issued or payable upon such Major Transaction with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon exercise of this Warrant had such Major Transaction not taken place (without giving effect to any limitations on such exercise contained in this Warrant or the Securities Purchase Agreement). The Company shall not effect any Major Transaction unless (i)

the Holder has received written notice of such transaction at least thirty (30) days prior thereto (which period shall be increased to sixty one (61) days if, at such time, without giving effect to the limitation on exercise contained in Section 4 hereof, the Holder would beneficially own more than 4.99% of the Common Stock then outstanding, and the Holder has notified the Company in writing of such circumstance) but in no event later than fifteen (15) days prior to the record date for the determination of stockholders entitled to vote with respect thereto; provided, however, that the Company shall publicly disclose the material terms of any such Major Transaction on or before the date on which it delivers notice of a Major Transaction to the Holder, and (ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument (in form and substance reasonable satisfactory to the Holder) the obligations of the Company under this Warrant. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon exercise of this Warrant as of the date of such transaction, and shall similarly apply to successive Major Transactions.

(c)    Distributions. If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, including without limitation any dividend or distribution to the Company’s stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least fifteen (15) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”) (the earlier of such dates being referred to as the “Determination Date”). Upon receipt of the Distribution Notice, the Holder shall promptly (but in no event later than three (3) Business Days) notify the Company whether it has elected (A) to receive the same amount and type of assets (including, without limitation, cash) being distributed as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined without giving effect to any limitations on such exercise) or (B) upon any exercise of this Warrant on or after the Distribution Date, to reduce the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company’s Board of Directors. Upon receipt of such election notice from the Holder, the Company shall timely effectuate the transaction or adjustment contemplated in the foregoing clause (A) or (B), as applicable.  If the Holder does not notify the Company of its election pursuant to the preceding sentence on or prior to the Determination Date, the Holder shall be deemed to have elected clause (A) of the preceding sentence.

(d)    Convertible Securities; Options. If, at any time after the Issue Date, the Company issues Convertible Securities or Options to the record holders of the Common Stock, whether or not such Convertible Securities or Options are immediately convertible, exercisable or exchangeable, then the Holders shall be entitled, upon any exercise of this Warrant after the date of record for determining stockholders entitled to receive such Convertible Securities or Options (or if no such record is taken, the date on which such Convertible Securities or Options are issued), to receive the aggregate number of Convertible Securities or Options which the Holder would have received with respect to the shares of Common Stock issuable upon such exercise (without giving effect to any limitations on such exercise contained in this Warrant or the Securities Purchase Agreement) had the Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to receive such Convertible Securities or Options (or if no such record is taken, the date on which such Convertible Securities or Options were issued).

(e)    Dilutive Issuances.

(i)
Adjustment Upon Dilutive Issuance. If, at any time after the Issue Date, and on or prior to the date that is the later of (1) the earlier of (x) the Effective Date and (y) two years from the Issue Date, and (2) the six month anniversary of the Issue Date, the Company issues or sells, or in accordance with Section 6(e)(ii) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price on the date of such issuance or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then the Exercise Price shall be adjusted so as to equal 110% of the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with Section 6(e)(ii) of this Warrant).

Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 6(e)(i) if such adjustment would result in an increase in the Exercise Price.

(ii)    Effect On Exercise Price Of Certain Events. For purposes of determining the adjusted Exercise Price under Section 6(e)(i) of this Warrant, the following will be applicable:

(A)    Issuance Of Options. If the Company issues or sells any Options, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options (and the price of any conversion of Convertible Securities, if applicable) is less than the Exercise Price in effect on the date of issuance or sale of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in Section 6(e)(ii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Options. To the extent that shares of Common Stock or Convertible Securities are not delivered pursuant to such Options, upon the expiration or termination of such Options, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such Options been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

(B)    Issuance Of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exercise Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this Section 6(e)(ii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a “Variable Rate Convertible Security”), then for purposes of the first sentence of this Section 6(e)(ii)(B), the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were equal to the actual conversion price on such date (or such higher minimum conversion price if such Variable Rate Convertible Security is subject to a minimum conversion price) (the “Assumed Variable Market Price”), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 6(e) with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been equal to the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence; provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable Rate Convertible Security. No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(C)    Change In Option Price Or Conversion Rate. If there is a change at any time (including, without limitation, a change with respect to any Options or Convertible Securities outstanding as of the Issue Date) in (x) the amount of additional consideration payable to the Company upon the exercise of any Options; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

(D)    Calculation Of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The independent members of the Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration.

(iii)   Exceptions To Adjustment Of Exercise Price. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to this Section 6(e) upon the issuance of any Excluded Securities.

(iv)   Notice Of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 6(e) resulting in a change in the

Exercise Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment, readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment, readjustment or change and showing in detail the facts upon which such adjustment, readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment, readjustment or change, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of this Warrant.

(f)    Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

7.    FORCED EXERCISE.

(a)    Forced Exercise. Subject to the terms and conditions of this Section 7(a), the Company shall have the right, exercisable at any time after December 31, 2007, to require exercise of this Warrant in whole or in part (a “Forced Exercise”). In order to effect a Forced Exercise, (i) the daily VWAP must, on each of twenty (20) Trading Days occurring during any period of thirty (30) consecutive Trading Days (such period of thirty Trading Days, a “Forced Exercise Period”), be equal to or greater than the Forced Exercise Price (as defined below) and (ii) each of the Equity Conditions must be satisfied on each Trading Day occurring during the Forced Exercise Period and through and including the Forced Exercise Date. For purposes hereof, “Forced Exercise Price” means, as of any date, the lesser of (i) $2.64 and (ii) two hundred percent (200%) of the Exercise Price in effect as of such date (provided that the Forced Exercise Price shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction). Notwithstanding the foregoing, in no event shall the Company be permitted to effect a Forced Exercise to the extent that, upon receipt of the shares of Common Stock deliverable thereby, the Holder would beneficially own more than 4.99% of the number of shares of Common Stock then outstanding.

(b)    Forced Exercise Notice; Number of Warrant Shares. In order to effect a Forced Exercise hereunder, the Company must deliver to the Holder written notice thereof (a “Forced Exercise Notice”) at any time after the fifth (5th) Business Day immediately following the last Trading Day of the Forced Exercise Period but not later than the tenth (10th) Business Day following such last Trading Day. A Forced Exercise Notice shall specify the number of Warrant Shares that the Company elects to submit to a Forced Exercise. Within three (3) Business Days after its receipt of a Forced Exercise Notice, the Holder shall deliver to the Company, in accordance with Section 1 of this Warrant, an Exercise Notice and, if applicable, the Exercise Price for the number of Warrant Shares specified in the Forced Exercise Notice. On the date that is the third (3rd) Trading Day immediately following delivery of such Exercise Notice by the Holder (the “Forced Exercise Date”), the Company must deliver the specified shares of Common Stock to the Holder in accordance with the provisions of Section 2 of this Warrant, with the Forced Exercise Date being deemed the Delivery Date for purposes hereof. If any fractional share would be issuable upon a Forced Exercise, such fractional shares shall be disregarded and the number of shares issuable shall, in the aggregate, be equal to the nearest whole number of shares.

(c)    Notwithstanding the delivery by the Company of a Forced Exercise Notice, nothing contained herein shall be deemed to limit in any way (x) the right of the Holder to exercise this Warrant prior to the Forced Exercise Date or (y) the availability of any and all remedies that are provided to the Holder hereunder, including without limitation in the event that the Company fails to deliver Warrant Shares upon a Forced Exercise as required by the terms of Section 3 of this Warrant, provided, that, in the event of such failure, the Forced Exercise shall be terminated with respect to the Holder upon the delivery of written notice thereof by the Holder to the Company, and the Company shall forfeit its right to require a Forced Exercise of the Warrants thereafter. In the event of multiple Forced Exercises, at least sixty (60) days must elapse between Forced Exercise Dates.

8.     MISCELLANEOUS.

(a)    Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available. In the event that the Company breaches any of its obligations hereunder to issue Warrant Shares or pay any amounts as and when due, the Company shall bear all costs incurred by the Holder in collecting such amount, including without limitation reasonable legal fees and expenses.

(b)    Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

ZAP
501 Fourth Street
Santa Rosa, California 95401
Attention:	Steven Kim
Telephone:	(707) 525-8658
Facsimile:	(707) 525-8692

with a copy (for informational purposes only) to:

Donahue Gallagher Woods LLP Suite 1900 300 Lakeside Drive Oakland, CA 94612 Attn: Michael J. Dalton Tel: (510) 451-0544 Fax: (510) 832-1486

and if to the Holder, to such address for such party as shall appear on the signature page of the Securities Purchase Agreement executed by such party, or as shall be designated by such party in writing to the other parties hereto in accordance this Section 8(b).

(c)    Amendments and Waivers. No amendment, modification or other change to, or waiver of any provision of, this Warrant or any other Warrant may be made unless such amendment, modification or change, or request for waiver, is (A) set forth in writing and is signed by the Company, (B) consented to in writing by the holders of at least sixty-six percent (66%) of the Warrant Shares underlying the Warrants then outstanding, and (C) applied to all of the Warrants. Upon the satisfaction of the conditions described in (A), (B) and (C) above, this Warrant shall be deemed to incorporate the amendment, modification, change or waiver effected thereby as of the effective date thereof, even if the Holder did not consent to such amendment, modification, change or waiver. Notwithstanding the foregoing, the limitation on beneficial ownership set forth in Section 4 may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding; provided, however, that such limitation may be waived by the Holder upon sixty (60) days’ prior written notice to the Company, and such waiver shall be valid and shall not require the consent of the Company or any other holder of Common Stock or Warrants.

(d)    Transfer of Warrant. The Holder may sell, transfer or otherwise dispose of all or any part of this Warrant (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or is exempt from registration thereunder, and is otherwise made in accordance with the applicable law and applicable provisions of the Securities Purchase Agreement. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of the portion of this Warrant acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Warrant identical in all respects to this Warrant, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Warrant unless and until it receives written notice of the sale, transfer or disposition hereof.

(e)    Lost or Stolen Warrant. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant identical in all respects to this Warrant.

(f)    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

(g)    Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Warrant except as specifically required or permitted pursuant to the terms hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

ZAP

By:	/s/ Steven Schneider
Name: Steven Schneider
Title: Chief Executive Officer

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase _________ of the shares of Common Stock (“Warrant Shares”) of ZAP evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.    Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

______ a Cash Exercise with respect to _________________ Warrant Shares; and/or

______ a Cashless Exercise with respect to _________________ Warrant Shares, as permitted by Section 5(b) of the attached Warrant.

2.    Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

Date: ______________________

___________________________________
Name of Registered Holder

By: _______________________________
Name:
Title:

Holder Requests Delivery to be made: (check one)

ྐྵ	By Delivery of Physical Certificates to the Above Address

ྐྵ	Through Depository Trust Corporation
(Account ________________)